UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2006

SMITHWAY MOTOR XPRESS CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-20793	42-1433844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2031 Quail Avenue, Fort Dodge, Iowa		50501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-576-7418

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 BONUS PROGRAM

The Compensation Committee (the "Committee") of the Board of Directors of Smithway Motor Xpress Corp. (the "Company") implemented a bonus program for fiscal 2006 pursuant to which the Company's executive officers are eligible to receive cash bonuses. An amount equal to 50% of each executive officer's targeted bonus amount will be earned based on the Company's achievement of its quarterly net income goals. The other 50% of each executive officer's targeted bonus amount will be earned based on the achievement by each executive officer of highly-specific individual goals; provided, that the Company achieves annual net income equal to at least 85% of its annual net income goal. The component of the bonus based on the Company's net income will be earned and paid quarterly while the component of the bonus based on individual goals will be earned on an annual basis and paid following the completion of fiscal 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHWAY MOTOR XPRESS CORP.

February 17, 2006	By:	Douglas C. Sandvig

Name: Douglas C. Sandvig
Title: Senior Vice President, Chief Financial Officer, and Treasurer